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                                                                    EXHIBIT 10.a

                                                                    CONFIDENTIAL

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of July 1, 1998, by and between OXFORD HEALTH PLANS, INC. (the "Corporation"), having a principal office in Norwalk, Connecticut, and Kevin R. Hill (the "Employee").

         WHEREAS, the Board of Directors of the Corporation (the "Board") has approved and authorized the Corporation's entry into this Agreement with the Employee; and

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the continued employment relationship of the Corporation and the Employee

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Corporation and the Employee agree as follows:

         1. Employment. The Employee is employed as Vice President of Sales of the Corporation beginning April 1, 1998 (the "Effective Date"). As Vice President of Sales the Employee shall render executive, policy and other management services to the Corporation of the type customarily performed by persons serving in a similar executive officer capacity, subject to the powers by law vested in the Board and in the Corporation's stockholders. The Employee shall report to the President of the Corporation and shall perform such other related duties as the President of the Corporation may from time to time reasonably direct or request. The Employee shall be a full time employee of the Corporation.

         The Employee shall perform his duties and responsibilities under this Agreement

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                                                                    CONFIDENTIAL

faithfully, diligently and to the best of the Employee's ability, and in compliance with all applicable laws and the Corporation's Certificate of Incorporation and Bylaws, as they may be amended from time to time.

                  2. Term. The initial term of employment under this Agreement shall be for a period of two (2) years commencing on the Effective Date (the "Term"). This Agreement shall be extended automatically for two (2) additional years on the second anniversary date of the Effective Date and on each second anniversary of the Effective Date thereafter, unless either the Corporation or the Employee gives contrary written notice to the other not less than three
         (3) months in advance of such anniversary of the Effective Date. References herein to the Term shall refer both to such initial term and such successive terms. Upon a "Change in Control" (as defined in Section 7(a)) of the Corporation, the Term shall be extended to two (2) years from the date of such Change in Control, unless notice to terminate the Term has been properly provided prior to the date of such Change in Control, and such Change in Control date shall be treated as the Effective Date for purposes of renewals of this Agreement. The Term shall end upon the termination of the Employee's employment under this Agreement.

                  3. Compensation. (a) Base Salary. The Corporation agrees to pay the Employee during the Term an annual base salary ("Base Salary") of $275,000. The Base Salary shall be reviewed at least annually during the Term by the Board, and the Employee shall receive such increases in Base Salary, if any, as the Compensation Committee of the Board (the "Committee") in its absolute discretion may determine,

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         together with such performance or merit increases, if any, as the
         Committee in its absolute discretion may determine. Participation with respect to discretionary bonuses, retirement and other employee benefit plans and fringe benefits shall not reduce the Base Salary payable to the Employee under this Section 3. The Base Salary shall be payable to the Employee in equal installments in conformity with the Corporation's normal payroll periods.

                  (b) Bonus. During the Term, the Employee shall be eligible to receive an annual performance bonus (in an amount no greater than 100 % of the earned Base Salary for the year in which such performance is measured) consistent with the Corporation's management incentive program, as recommended by the President and approved by the Committee and the Chief Executive Office and the Chairman of the Corporation; provided however, that in July of 1998 the Employee shall receive $100,000 which constitutes a portion of the total annual bonus due to the Employee in 1998.

                  (c) Options. Upon the execution by the Employee of this Agreement, the Corporation shall grant the Employee an option to acquire 50,000 shares of the Corporation's common stock pursuant to the terms and conditions of the Corporation's 1991 Stock Option Plan (the "Plan"), at an exercise price equal to the fair market value of such common stock at the close of business on the date of grant, vesting in four equal annual installments over the four years from date of grant.

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                  4.       Withholding Obligation. The Corporation shall have
         the ability to withhold compensation otherwise due to the Employee under this Agreement any federal income tax, Federal Insurance Contribution Act tax, Federal Insurance Contribution Act tax, Federal Unemployment Act tax, or other amounts required to be withheld from compensation from time to time under the Internal Revenue Code of 1986, as amended (the "Code"), or under any state or municipal laws or regulations.

                  5.       Fringe Benefits.

                           (a) Vacations and Leave. During the Term, the Employee shall be eligible to accrue 23 select days per calendar year or such longer period as the Committee may approve. The Employee shall schedule the timing of paid select time in a reasonable manner. The Employee shall also be eligible for such other leave, with or without compensation, as shall be mutually agreed upon by the Committee and the Employee.

                           (b) Participation in Retirement and Employee Benefit Plans. During the Term, the Employee shall be eligible to participate in the Corporation's 1991 Stock Option Plan, annual incentive compensation plan, the Oxford Specialty Holdings, Inc. 1996 Equity Incentive Compensation Plan and any other plan of the Corporation or its subsidiaries relating to stock options, stock appreciation, stock purchases, pension, thrift, profit sharing, group life insurance, Manulife coverage, medical coverage, education or other retirement or employee benefits that the Corporation may adopt for the benefit of its executive employees. The employee will contribute to the cost of

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         benefits at the Employee rate.

                           (c) Disability. If the Employee shall become disabled or incapacitated during the Term to the extent that he is unable to perform his duties and responsibilities hereunder, he shall be eligible to receive disability benefits, of the type currently provided to him, or, if more favorable to the Employee, benefits of the type provided for other executive employees in similar positions with the Corporation.

                           (d) Death. If the Employee shall die during the Term, the Corporation shall pay to such person as the Employee has designated in a notice filed with the Corporation, or, if no such notice is filed, to his estate, in substantially equal monthly installments, from the date of his death for a period of three (3) months, an amount equal to the Employee's Base Salary as of his date of death.

                           (e) Other Benefits. During the Term, the Employee shall be eligible to participate in any other fringe benefits which are or may become applicable to the Corporation's executive employees, including a car allowance of $750.00 per month, a reasonable expense account, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement.

                  6. Termination of Employment. The Employee's employment hereunder may be terminated under the circumstances set forth in paragraphs (a) through (e) below:

                           (a) Death. The Employee's employment hereunder shall terminate upon his death.

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                           (b) Disability. If, as a result of the Employee's
         incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination is given (which may occur before or after the end of such six (6) month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Corporation may terminate the Employee's employment hereunder for "Disability".

                           (c) Cause. The Corporation may terminate the
         Employee's employment hereunder for Cause or without Cause. Except as provided in Section 7(b) hereof following a Change in Control, termination for Cause shall mean termination because the Employee (i) engages in the following conduct in connection with his employment with the Corporation: personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, breach of a restrictive covenant against competition, disclosure of confidential information of the Corporation, consistent intentional failure to perform stated duties after notice, or (ii) willfully violates any law, rule, or regulation (other than traffic violations or similar offenses), which willful violation materially impacts the Employee's performance of his duties to the Corporation.

                           (d) Good Reason. The Employee may terminate his employment hereunder with or without Good Reason; provided, however, that the Employee agrees not to terminate his employment hereunder (other than for Good Reason or for Retirement) during the ninety-day period following a Change in Control. Except as

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         provided in Section 7(c) hereof following a Change in Control, for purposes of this Agreement "Good Reason" shall mean any (i) removal of the Employee from, or failure to re-appoint the Employee to, his position as Vice President of Sales, except in connection with termination of the Employee for Cause, or (ii) requirement that the Employee report to someone other than the President or Chief Executive Officer of the Corporation, or (iii) failure by the Corporation to comply with Section 3 hereof in any material respect. For purposes of this Agreement, "Good Reason" shall not exist until after Employee has given the Company notice of the applicable event within 90 days of such event and which is not remedied within 30 days after receipt of written notice from Employee specifically delineating such claimed event and setting forth Employee's intention to terminate employment if not remedied; provided, that if the specified event cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute "Good Reason" provided that such event is remedied within 60 days after receipt of such written notice.

                           (e) Retirement. For purposes of this Agreement, "Retirement" shall mean termination of the Employee's employment by either the Employee (other than for Good Reason) or the Corporation (other than for Cause) on or after the Employee's normal retirement age under the terms of the Corporation's pension plan (or, any other tax-qualified plan, if no pension plan exists); provided, that, following a Change in

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         Control such normal retirement age may not be reduced for purposes of this Agreement without the consent of the Employee.

                           (f) Date of Termination. For purposes of this Agreement, "Date of Termination" means (1) the effective date on which the Employee's employment by the Corporation terminates as specified in a Notice of Termination by the Corporation or the Employee, as the case may be, or (2) if the Employee's employment terminates by reason of death, the date of death of the Employee. Notwithstanding the previous sentence, (i) if the Employee's employment is terminated for Disability (as defined in Section 6(b)), then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received, and (ii) if the Employee's employment is terminated by the Corporation other than for Cause, then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received.

                           (g) Payment Upon Termination. Upon any termination of employment hereunder, the Corporation shall pay the Employee, within ten (10) days following his Date of Termination, a lump sum cash amount equal to the sum of (i) the Employee's unpaid Base Salary through the Date of Termination, (ii) any bonus payments which have become payable (other than deferred amounts), to the extent not theretofore paid, and
         (iii) any vacation pay owed with respect to accrued, but unused, vacation.

                           (h) Termination Without Cause, For Good Reason or Upon Failure to Renew. In addition to the payments set forth in Section 6(g) hereof, in the event

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         that the Employee's employment with the Corporation terminates either
         (1) prior to a Change in Control or (2) following the two-year period immediately subsequent to a Change in Control (including as a result of a notice of non-renewal of the Term by the Corporation provided during such two-year period), in each case as a result of (i) a termination by the Employee for Good Reason, (ii) a termination by the Corporation without Cause (other than for Retirement or Disability) or (iii) notice by the Corporation of non-renewal of the Term (other than for Retirement), then the Corporation shall pay to the Employee an amount equal to the sum of the Base Salary earned by the Employee from the Corporation and its subsidiaries during the twelve-month period immediately preceding the Employee's Date of Termination, plus the annual bonus earned by the Employee from the Corporation and its subsidiaries in respect of the fiscal year immediately preceding the Employee's Date of Termination; provided, however, that such annual bonus amount is not less than 100% of the Base Salary earned by the Employee from the Corporation and its subsidiaries during the twelve-month period immediately preceding the Employee's Date of Termination. Such an amount shall be paid in twelve (12) equal monthly installments in conformity with the Corporation's normal payroll periods. In addition, the Corporation agrees to pay the Manulife premium for the remaining portion of the calendar year following the Employee's Date of Termination. Furthermore, the Corporation shall pay the Employee for any accrued, but unused select time in accordance with the Corporation's normal benefit policies and procedures.

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                           (i) Consulting Arrangement. In the event that the
         Employee's employment with the Corporation terminates as a result of
         (i) termination by the Employee for Good Reason (under sections 6(d) or Section 7(c)), as applicable or (ii) a termination by the Corporation without Cause (under either Section 6(c) or 7(b)), as applicable (other than for Retirement or Disability), the Employee shall serve as a consultant to the Corporation until the first anniversary of the Employee's Date of Termination (the "Consulting Period"). During the Consulting Period, the Employee shall be reasonably available for consultation with the Corporation by telephone or in person at the Corporation's principle executive office. Performance of consulting services shall be scheduled on a reasonable notice and in such a manner so as not to significantly interfere with other business activities of the Employee. In addition, during the Consulting Period, (x) the employee shall be permitted to continue to participate in the Corporation's group health plan (provided that if the Employee cannot continue to participate in such plan, the Corporation shall provide such benefit on the same after-tax basis as if continue participation had been permitted), and (y) service as a consultant during the Consulting Period shall be treated as service with the Corporation for purposes of determining the vested percentage of stock options and other equity awards granted to the Employee by the Corporation as of the Date of Termination. During the Consulting Period, the Corporation shall pay the Employee a fee for any days on which consulting services are performed by the Employee, at a per diem rate equal to the quotient obtained by dividing the rate of the Employee's base

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         annual salary as of the Date of Termination by 260.

                  7.       Termination of Employment Following a Change in
         Control.

                  (a) Change in Control Defined. For purposes of this Agreement, a "Change in Control" shall be deemed to have taken place if:

                           (i) any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Corporation representing 30% or more of the total voting power represented by the Corporation's then outstanding voting securities;

                           (ii) a change in the composition of the Board of Directors of the Corporation occurs, as a result of which fewer than two-thirds (2/3) of the incumbent directors are directors who either
            (A) had been directors of the Corporation on the "look-back date" (as defined below) or (B) were elected, or nominated for election, to the Board of Directors of the Corporation with the affirmative votes of at least a majority of the directors who had been directors of the Corporation on the "look-back date" and who were still in office at the time of the election or nomination;

                           (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining

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            outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                           (iv)     the stockholders of the Corporation approve
            (A) a plan of complete liquidation of the Corporation or (B) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

            For purposes of paragraph (a)(i), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation or (2) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation. For purposes of paragraph (a)(ii), the term "look-back date" shall mean the later of (A) the date twenty-four (24) months prior to the change in the composition of the Board and (B) the Effective Date. Any other provision of this
            Section 7(a) notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the Corporation:

                                    (x)      a transaction, the sole purpose of
                                             which is to change the state of the
                                             Corporation's incorporation; or

                                    (y)      a transaction, the result of which
                                             is to sell all or

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                                             substantially all of the assets of
                                             the Corporation to another
                                             corporation or entity (the
                                             "surviving entity"); provided that
                                             the voting power represented by the
                                             surviving entity's securities (or
                                             other equity interests) is owned
                                             directly or indirectly by the
                                             stockholders of the Corporation
                                             immediately following such
                                             transaction in substantially the
                                             same proportions as their ownership
                                             of the voting power represented by
                                             the Corporation's common stock
                                             immediately preceding such
                                             transaction; and provided, further,
                                             that the surviving entity expressly
                                             assumes this Agreement.

                  Notwithstanding anything in this Agreement to the contrary, if the Employee's employment terminates prior to a Change in Control, and the Employee reasonably demonstrates that such termination was at the request or suggestion of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the date of such termination of employment.

                  (b) Cause. During the two-year period following a Change in Control, "Cause" shall mean (i) the willful and continued failure of the Employee to substantially perform his duties with the Corporation (other than any such failure

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         resulting from the Employee's incapacity due to physical or mental illness or any such failure subsequent to the Employee being delivered a notice of termination without Cause by the Corporation or delivering a notice of termination for Good Reason to the Corporation) after a written demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties, or (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Corporation or its subsidiaries. For purpose of this paragraph (b), no act or failure to act by the Employee shall be considered "willful" unless done or omitted to be done by the Employee in bad faith and without reasonable belief that the Employee's action or omission was in the best interests of the Corporation or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Corporation. Cause shall not exist unless and until the Corporation has delivered to the Employee a copy of a resolution duly adopted by two-thirds (2/3) of the entire Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clause (i) or (ii) has occurred and specifying the particulars thereof in

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         detail. Following a Change in Control, the Corporation must notify the
         Employee of any event constituting Cause within ninety (90) days following the Corporation's knowledge of its existence or such event shall not constitute Cause under this Agreement.

                  (c) Good Reason. During the two-year period following a Change in Control, "Good Reason" shall mean, without the Employee's express written consent, the occurrence of any of the following events:

                  (1) (i) the assignment to the Employee of any duties or responsibilities (including reporting responsibilities) inconsistent in any material and adverse respect with the Employee's duties and responsibilities with the Corporation immediately prior to such Change in Control (including any diminution of such duties or responsibilities such as not retaining the Vice Preside of Sales role); provided, however, that Good Reason shall not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Corporation no longer being a publicly traded entity, and does not involve any other event set forth in this paragraph (c), or (ii) a material and adverse change in the Employee's reporting responsibilities (such as not reporting directly to the President), titles or offices (other than membership on the Board) with the Corporation as in effect immediately prior to such Change in Control;

                  (2) a reduction by the Corporation in the Employee's rate of annual

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            Base Salary or annual bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

                  (3)      any requirement of the Corporation that the Employee
            (i) be based anywhere more than thirty (30) miles from the office where the Employee is located at the time of the Change in Control or (ii) travel on the Corporation's business to an extent substantially greater than the travel obligations of the Employee immediately prior to such Change in Control;

                  (4) the failure of the Corporation to (i) continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which the Employee is participating immediately prior to such Change in Control, or the taking of any action by the Corporation which would adversely affect the Employee's participation in or reduce the Employee's benefits under any such plan, unless the Employee is permitted to participate in other plans providing the Employee with substantially equivalent aggregate benefits (at substantially comparable cost with respect to welfare benefit plans), or (ii) provide the Employee with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Corporation and its affiliated companies as in effect for the Employee immediately prior to such Change in Control; or

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                  (5)      the failure of the Corporation to obtain the
            assumption agreement from any successor as contemplated in Section 11(a) hereof.

                  Any event or condition described in Section 7(c)(1) through
         (4) which occurs prior to a Change in Control, but with respect to which the Employee is able to reasonably demonstrate was at the request or suggestion of a Third Party, shall constitute Good Reason following a Change in Control for purposes of this Agreement (as if a Change in Control had occurred immediately prior to the occurrence of such event or condition) notwithstanding that it occurred prior to the Change in Control. An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Employee shall not constitute Good Reason. The Employee's right to terminate employment for Good Reason shall not be affected by the Employee's incapacity due to mental or physical illness and the Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason. Following a Change in Control, the Employee must provide notice of termination of employment within ninety (90) days of the Employee's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

                  (d) In addition to the payments set forth in Section 6(g) above, in the event the Employee's employment with the Corporation terminates within two (2) years following a Change in Control either
         (i) by the Corporation without Cause (other

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         than for Retirement or Disability) or (ii) by the Employee for Good
         Reason, then the Corporation shall (1) pay to the Employee, within ten
         (10) days following the Employee's Date of Termination, a lump sum cash amount equal to two (2) times the sum of (i) the highest annual rate of Base Salary of the Employee during the 3-year period immediately preceding the Employee's Date of Termination and (ii) the highest annual bonus earned by Employee in respect of the three (3) fiscal years of the Corporation immediately preceding the year in which the Employee's Date of Termination occurs (provided, that if the Employee has not been employed by the Corporation for such three-fiscal-year period, the greater of (x) the target annual bonus (without regard to any reduction that would give rise to Good Reason) for the year in which the Employee's Date of Termination occurs and (y) the amount otherwise determined under this clause (ii) without regard to this parenthetical), provided, however, that such annual bonus amount shall not be less than 100% of the Base Salary earned by the Employee from the Corporation and its subsidiaries during the twelve-month period immediately preceding the Employee's Date of Termination, (2) cause each option to immediately vest and become exerciseable in full, and
         (3) continue to provide, for a period of two (2) years following the Date of Termination, the Employee (and the Employee's dependents if applicable) with the same level of medical, dental, accident, disability and life insurance benefits (including Manulife benefits), upon substantially the same terms and conditions (including cost of coverage to the Employee) as existed immediately prior to the Employee's Date of

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         Termination (or, if more favorable to the Employee, as such benefits and terms and conditions existed immediately prior to the Change in Control); provided, that, if the Employee cannot continue to participate in the Corporation plans providing such benefits, the Corporation shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event the Employee becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of the Employee's eligibility, but only to the extent that the Corporation reimburses the Employee for any increased cost and provides any additional benefits necessary to give the Employee the benefits hereunder.

                  8.       Covenants Not to Compete; Confidentiality.

                  (a) The Employee covenants that if he voluntarily terminates his employment with the Corporation prior to the end of the term of this Agreement, unless such termination either is approved by the Board or is within the two-year period following a Change in Control, he shall not, for a period of one (1) year following such Date of
         Termination:

                  (1) engage or be interested, whether alone or together with or on behalf or through any other person, firm, association, trust, venture, or corporation, whether as sole proprietor, partner, shareholder, agent, officer, director, employee, adviser, consultant, trustee, beneficiary or otherwise, in any business

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            principally and directly engaged in the operation of health maintenance organizations or the health insurance business or in the management of specialty medical care through case rate contracting; which business operates in a geographic area in which, at the time of such termination of employment, the Corporation is conducting business or plans to conduct business (a "competing business");

                  (2) assist others in conducting any competing business;

                  (3) directly or indirectly recruit or induce or hire any
            person who is an employee of the Corporation or any of its subsidiaries, or solicit any of the Corporation's customers, clients or providers; or

                  (4) own any capital stock or any other securities of, or have any other direct or indirect interest in, any entity which owns or operates a competing business, other than the ownership of (i) less than five percent (5%) of any such entity whose stock is listed on a national securities exchange or traded in the over-the-counter market and which is not controlled by the Employee or any affiliate of the Employee or (ii) any limited partnership interest in such an entity.

                  Nothing contained in this section, however, shall prohibit the Employee from taking any of the actions set forth in clause (1), (2),
         (3) or (4) above if (i) the Employee's employment has been terminated other than for Cause, or (ii) the Employee has terminated employment for Good Reason.

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                  (b) In the event that the Employee breaches or threatens to breach any of the terms of this Section 8, the Employee acknowledges that the Corporation's remedy at law would be inadequate and that the Corporation shall be entitled to an injunction restraining the Employee from committing or continuing such breach.

                  (c) Notwithstanding anything in this Agreement to the contrary, the provisions of the Confidentiality and Non-Competition Agreement dated as of May 31, 1995 between the Employee and the Company (the "Non-Competition Agreement") shall be unaffected by the terms of this Agreement.

                  9. Payment Obligation Absolute. Except with respect to continued welfare benefits under Section 7(d), the Corporation's obligation to pay the Employee the compensation and other benefits provided herein shall be absolute and unconditional and shall not be affected by an circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Employee. All amounts payable by the Corporation hereunder shall be paid without notice or demand.

                  10.      Notice.

                  (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:
                  Kevin R. Hill
                  20 Garryford Drive
                  Middletown, NJ 07748

                  If to the Corporation:
                  Oxford Health Plans, Inc.
                  800 Connecticut Avenue
                  Norwalk, Connecticut 06854
                  Attention: Secretary

         or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (b) A written notice (a "Notice of Termination") of the Employee's Date of Termination by the Corporation or the Employee, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) specify the Date of Termination. The failure by the Employee or the Corporation to set forth in such notice any particular fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Corporation hereunder or preclude the Employee or the Corporation from asserting such fact or circumstance in enforcing the Employee's or the Corporation's rights hereunder.

                  11.      Cooperation.

                  During the Term and thereafter, the Employee hereby agrees to reasonably cooperate with the Corporation in respect of all legal proceedings, regulatory inquiries and related matters that are in progress as of the Effective Date, or that may subsequently be filed that arise in respect of and/or are in connection with any activities of the Corporation during the term of the Employee's employment with the Corporation.

                  12.      D&O Insurance and Indemnification.

                  During the Term and thereafter, the Corporation shall continue to provide the Employee with no less favorable director and officer indemnification and insurance coverage than such coverage in effect from time to time for the director's and officers of the Corporation, subject to the availability of such insurance at a reasonable cost to the Corporation, and provided further that such director and officer insurance need not be provided for a period longer than six (6) years from the Employee's Date of Termination.

                  13.      General Provisions.

                  (a) No Assignments. This Agreement is personal to each of the parties hereto. Neither party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Corporation agrees that concurrently with any merger or sale of assets which would constitute a Change in Control hereunder, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Employee (or is beneficiary or estate), all of the obligations of the Corporation hereunder. Failure of the Corporation to obtain such assumption prior to the effectiveness of any such merger or sale of assets shall be a breach of the Agreement and shall constitute Good Reason hereunder and shall entitle the Employee to compensation and other benefits from the Corporation in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee's employment were terminated following a Change in Control under Section 7(d) hereof. For the purposes of implementing the forgoing, the date on which any such merger or sale of assets becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by the Employee. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee shall die while any amounts would be payable to the Employee hereunder had the Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Employee to receive such amounts or, if no person is so appointed, to the Employee's estate.

                  (b) Indemnification of Employee. In the event the employment of the

         Employee is terminated by the Corporation without Cause or by the Employee for Good Reason hereof and the Corporation fails to make timely payment of the amounts then owed to the Employee under this Agreement, The Employee shall be entitle to indemnification for all reasonable costs (as such costs are incurred), including attorneys' fees and disbursements, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on all such amounts at the annual rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the wall Street Journal), compounded monthly, for the period from the time payment is due until payment is made to the Employee. The Employee shall also be entitled to interest (at the rate described in the immediately preceding sentence) on such reasonable costs incurred from the date the Employee delivers a receipt to the Corporation for such costs until the date they are reimbursed to the Employee. Such indemnification and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

                  (c)) Entire Agreement; Amendments or Additions; Action by Board. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof, except that the terms and conditions of the confidentiality and Non-Competition Agreement shall be unaffected by the provisions of this Agreement. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. The prior approval by a two-thirds (2/3) affirmative vote of the full Board shall be required in order for the Corporation to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of the employment of the employee with or without Cause. For purposed of Board approval with respect hereto, if the Employee is also a director of the Corporation, he shall abstain from acting on matters pertaining to the Agreement and shall not be counted as a Board member for purposes of the two-thirds (2/3) requirement.

                  (d) Governing Law. This Agreement shall be governed by the laws of the State of Connecticut as to all matters, including but not limited to, matters of validity, construction, effect and practice.

                  (e) Arbitration. Except with respect to injunctive relief under Section 8(b) hereof, any dispute or controversy under this Agreement shall be settled exclusively by arbitration in Norwalk, Connecticut by three (3) arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction. The Corporation shall bear all costs and expenses arising in connections with any arbitration proceeding pursuant to this Section 11(e).

                  (f) Employment with Subsidiaries. Employment with the Corporation for purposes of this Agreement shall include employment with any subsidiary of the Corporation.

                  (g) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  (h) Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                OXFORD HEALTH PLANS, INC.

                                                By: /s/ William Sullivan
                                                    ---------------------------
                                                    William Sullivan, President

                                                Dated: 7/6/98

         /s/ KEVIN R. Hill                      Dated: 7/1/98
         -----------------
         Kevin R. Hill